Exhibit 99.1

PRESS RELEASE

FTAI Reports Third Quarter 2018 Results, Dividend of $0.33 per Common Share

NEW YORK, November 1, 2018 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended September 30, 2018. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results(1)	Q3’18
Net Cash Provided by Operating Activities	$27,263
Net Income Attributable to Shareholders	$4,578
Basic and Diluted Earnings per Share	$0.05

Funds Available for Distribution (“FAD”)	$43,581
Adjusted Net Income	$6,505
Adjusted Net Income per Share	$0.08
Adjusted EBITDA	$58,771
________________________________

(1)  For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the third quarter of 2018, our total FAD was $43.6 million. This amount includes $71.6 million from equipment leasing activities, offset by $(10.0) million and $(18.0) million from infrastructure and corporate activities, respectively.

Joe Adams, CEO of FTAI, said “We just completed an excellent quarter with strong net income and record adjusted EBITDA.  In addition, we set a record for return on equity in our aviation business along with record adjusted EBITDA yield while expecting total new aviation investments in 2018 of over $500 million, another record.”(2)

Adams continued, “Strong macro factors are driving increased revenues and long term value creation in our infrastructure segment comprised of four North American port and rail terminals.  The dramatic growth in North American energy infrastructure continues to drive new business at our key strategic locations.”

Third Quarter 2018 Dividend

On November 1, 2018, the Company’s Board of Directors declared a cash dividend of $0.33 per common share for the quarter ended September 30, 2018, payable on November 27, 2018 to the holders of record on November 16, 2018.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, November 2, 2018 at 8:00 A.M. Eastern Time.  The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, November 2, 2018 through midnight Friday, November 9, 2018 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 6094136.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including expected new aviation investments in 2018 and creation of long term value in our infrastructure segment. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

(2) Aviation “return on equity” and “adjusted EBITDA yield” are non-GAAP measures.  For definitions and reconciliations of these non-GAAP measures, please refer to the investor presentation for the period ended September 30, 2018, posted to our website.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in November 2018 will be treated as a partnership distribution.  For tax withholding purposes, the per share distribution components are as follows:

Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.2650
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.0650
Distribution Per Share	$0.3300

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 of the Code.

(3)	This income is not subject to withholding under §1441 or §1446 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands, except share and per share data)	2018	2017	2018	2017
Revenues
Equipment leasing revenues	$70,890	$49,616	$186,004	$121,387
Infrastructure revenues	30,265	10,746	55,974	34,842
Total revenues	101,155	60,362	241,978	156,229

Expenses
Operating expenses	41,667	23,688	96,839	66,025
General and administrative	4,012	3,439	12,171	10,615
Acquisition and transaction expenses	1,460	1,732	4,734	5,064
Management fees and incentive allocation to affiliate	3,846	3,771	12,080	11,529
Depreciation and amortization	34,422	24,784	96,853	62,382
Interest expense	15,142	8,914	39,870	21,292
Total expenses	100,549	66,328	262,547	176,907

Other income (expense)
Equity in (losses) earnings of unconsolidated entities	(442)	132	(598)	(1,461)
Gain on sale of equipment, net	262	2,709	5,253	6,726
Loss on extinguishment of debt	—	—	—	(2,456)
Interest income	111	215	361	582
Other income	737	2,148	2,074	2,180
Total other income	668	5,204	7,090	5,571

Income (loss) before income taxes	1,274	(762)	(13,479)	(15,107)
Provision for income taxes	551	909	1,580	1,585
Net income (loss)	723	(1,671)	(15,059)	(16,692)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(3,855)	(4,669)	(19,904)	(13,816)
Net income (loss) attributable to shareholders	$4,578	$2,998	$4,845	$(2,876)

Earnings (loss) per share
Basic	$0.05	$0.04	$0.06	$(0.04)
Diluted	$0.05	$0.04	$0.06	$(0.04)

Weighted Average Shares Outstanding:
Basic	84,708,071	75,770,529	83,178,546	75,765,144
Diluted	84,709,656	75,770,665	83,179,181	75,765,144

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share and per share data)	(Unaudited) September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$163,145	$59,400
Restricted cash	22,355	33,406
Accounts receivable, net	50,002	31,076
Leasing equipment, net	1,284,057	1,074,130
Finance leases, net	16,950	9,244
Property, plant, and equipment, net	659,460	489,949
Investments	42,183	42,538
Intangible assets, net	35,653	40,043
Goodwill	116,584	116,584
Other assets	82,772	59,436
Total assets	$2,473,161	$1,955,806

Liabilities
Accounts payable and accrued liabilities	$83,648	$68,226
Debt, net	1,137,867	703,264
Maintenance deposits	128,877	103,464
Security deposits	33,921	27,257
Other liabilities	26,528	18,520
Total liabilities	$1,410,841	$920,731

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 82,787,466 and 75,771,738 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively)	828	758
Additional paid in capital	1,037,513	985,009
Accumulated deficit	(33,854)	(38,699)
Accumulated other comprehensive income	—	—
Shareholders’ equity	1,004,487	947,068
Non-controlling interest in equity of consolidated subsidiaries	57,833	88,007
Total equity	1,062,320	1,035,075
Total liabilities and equity	$2,473,161	$1,955,806

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(Dollar amounts in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(15,059)	$(16,692)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of unconsolidated entities	598	1,461
Gain on sale of equipment, net	(5,253)	(6,726)
Security deposits and maintenance claims included in earnings	(4,325)	(60)
Loss on extinguishment of debt	—	2,456
Equity-based compensation	669	695
Depreciation and amortization	96,853	62,382
Gain on settlement of liabilities	—	(1,093)
Change in current and deferred income taxes	670	551
Change in fair value of non-hedge derivative	(567)	(1,036)
Amortization of lease intangibles and incentives	17,629	5,193
Amortization of deferred financing costs	4,164	3,120
Bad debt expense	1,586	63
Other	51	566
Change in:
Accounts receivable	(19,024)	(7,984)
Other assets	(9,757)	10,595
Accounts payable and accrued liabilities	15,198	862
Management fees payable to affiliate	(774)	(554)
Other liabilities	3,756	(1,356)
Net cash provided by operating activities	86,415	52,443

Cash flows from investing activities:
Investment in notes receivable	(912)	—
Investment in unconsolidated entities and available for sale securities	(1,115)	(24,903)
Principal collections on finance leases	658	347
Acquisition of leasing equipment	(330,492)	(267,451)
Acquisition of property, plant and equipment	(178,555)	(86,455)
Acquisition of lease intangibles	(5,039)	(1,583)
Purchase deposits for acquisitions	(17,350)	(11,785)
Proceeds from sale of leasing equipment	30,409	87,093
Proceeds from sale of property, plant and equipment	78	51
Return of purchase deposit for aircraft and aircraft engines	240	—
Return of deposit on sale of engine	(400)	—
Return of capital distributions from unconsolidated entities	872	—
Net cash used in investing activities	$(501,606)	$(304,686)
Cash flows from financing activities:
Proceeds from debt	$615,239	$417,191
Repayment of debt	(181,856)	(22,623)
Payment of deferred financing costs	(2,686)	(3,232)
Receipt of security deposits	7,084	5,826
Return of security deposits	(1,520)	(3,232)
Receipt of maintenance deposits	41,808	18,784
Release of maintenance deposits	(11,518)	(6,111)
Proceeds from issuance of common shares, net of underwriter’s discount	128,451	—
Common shares issuance costs	(789)	—
Purchase of non-controlling interest shares	(3,705)	—
Cash dividends	(82,623)	(75,041)
Net cash provided by financing activities	$507,885	$331,562

Net increase in cash and cash equivalents and restricted cash	92,694	79,319
Cash and cash equivalents and restricted cash, beginning of period	92,806	133,496
Cash and cash equivalents and restricted cash, end of period	$185,500	$212,815

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted Net Income and Adjusted EBITDA as performance measures.

Adjusted Net Income (Loss) is our key performance measure and provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted Net Income (Loss) is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings (losses) of unconsolidated entities, (b) to include the impact of cash income tax payments, and our pro-rata share of the Adjusted Net Income (Loss) from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income (Loss). We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income (Loss). We believe that net income (loss) attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income (Loss).

The following table presents our consolidated reconciliation of net income (loss) attributable to shareholders to Adjusted Net Income for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands)	2018	2017	2018	2017
Net income (loss) attributable to shareholders	$4,578	$2,998	$4,845	$(2,876)
Add: Provision for income taxes	551	909	1,580	1,585
Add: Equity-based compensation expense	232	165	669	695
Add: Acquisition and transaction expenses	1,460	1,732	4,734	5,064
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	2,456
Add: Changes in fair value of non-hedge derivative instruments	385	(1,036)	567	(1,036)
Add: Asset impairment charges	—	—	—	—
Add: Pro-rata share of Adjusted Net Income (Loss) from unconsolidated entities (1)	(437)	86	(593)	(1,599)
Add: Incentive allocations	(20)	—	553	—
Less: Cash payments for income taxes	(445)	(438)	(910)	(1,033)
Less: Equity in losses (earnings) of unconsolidated entities	442	(132)	598	1,461
Less: Non-controlling share of Adjusted Net Income (Loss) (2)	(241)	(447)	(241)	(503)
Adjusted Net Income	$6,505	$3,837	$11,802	$4,214

______________________________________________________________________________________

(1)	Includes our proportionate share of the unconsolidated entities’ net income adjusted for the excluded and included items detailed in the table above.

(2)
Includes the following items for the three months ended September 30, 2018 and 2017: (i) equity-based compensation of $19 and $43, (ii) provision for income tax of $2 and $(1), and (iii) changes in fair value of non-hedge derivative instruments of $221 and $404 less (iv) cash tax payments of $1 and $(1), respectively. Includes the following items for the nine months ended September 30, 2018 and 2017: (i) equity-based compensation of $96 and $118, (ii) provision for income tax of $10 and $12, and (iii) changes in fair value of non-hedge derivative instruments of $149 and $404, less (iv) cash tax payments of $14 and $31, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income (Loss), which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands)	2018	2017	2018	2017
Net income (loss) attributable to shareholders	$4,578	$2,998	$4,845	$(2,876)
Add: Provision for income taxes	551	909	1,580	1,585
Add: Equity-based compensation expense	232	165	669	695
Add: Acquisition and transaction expenses	1,460	1,732	4,734	5,064
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	2,456
Add: Changes in fair value of non-hedge derivative instruments	385	(1,036)	567	(1,036)
Add: Asset impairment charges	—	—	—	—
Add: Incentive allocations	(20)	—	553	—
Add: Depreciation and amortization expense (3)	39,162	26,686	114,482	67,575
Add: Interest expense	15,142	8,914	39,870	21,292
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	402	282	385	(209)
Less: Equity in losses (earnings) of unconsolidated entities	442	(132)	598	1,461
Less: Non-controlling share of Adjusted EBITDA (5)	(3,563)	(2,753)	(9,175)	(7,272)
Adjusted EBITDA (non-GAAP)	$58,771	$37,765	$159,108	$88,735
________________________________________________________

(3)
Includes the following items for the three months ended September 30, 2018 and 2017: (i) $34,422 and $24,784 of depreciation and amortization expense, (ii) $1,911 and $1,147 of lease intangible amortization, and (iii) $2,829 and $755 of amortization for lease incentives, respectively. Includes the following items for the nine months ended September 30, 2018 and 2017: (i) $96,853 and $62,382 of depreciation and amortization expense, (ii) $5,913 and $3,494 of lease intangible amortization, and (iii) $11,716 and $1,699 of amortization for lease incentives, respectively.

(4)
Includes the following items for the three months ended September 30, 2018 and 2017: (i) net (loss) income of $(483) and $86, (ii) interest expense of $97 and $176, and (iii) depreciation and amortization expense of $788 and $20, respectively. Includes the following items for the nine months ended September 30, 2018 and 2017: (i) net loss of $(734) and $(1,599), (ii) interest expense of $303 and $650, and (iii) depreciation and amortization expense of $816 and $740, respectively.

(5)
Includes the following items for the three months ended September 30, 2018 and 2017: (i) equity based compensation of $19 and $43, (ii) provision for income taxes of $2 and $(1), (iii) interest expense of $1,512 and $485, (iv) depreciation and amortization expense of $1,809 and $1,822, and (v) changes in fair value of non-hedge derivative instruments of $221 and $404, respectively. Includes the following items for the nine months ended September 30, 2018 and 2017: (i) equity based compensation of $96 and $118, (ii) provision for income taxes of $10 and $12, (iii) interest expense of $3,823 and $1,489, (iv) depreciation and amortization expense of $5,097 and $5,249, and (v) changes in fair value of non-hedge derivative instruments of $149 and $404, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating our ability to meet our stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of FAD to Cash from Operating Activities for the nine months ended September 30, 2018 and 2017:

	Nine Months Ended September 30,
(Dollar amounts in thousands)	2018	2017
Net Cash Provided by Operating Activities	$86,415	$52,443
Add: Principal Collections on Finance Leases	658	347
Add: Proceeds from sale of assets	30,487	87,144
Add: Return of Capital Distributions from Unconsolidated Entities	872	—
Less: Required Payments on Debt Obligations (1)	(6,231)	(8,368)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	10,601	(1,563)
Funds Available for Distribution (FAD)	$122,802	$130,003
_____________________________________________________

(1)
Required payments on debt obligations for the nine months ended September 30, 2018 exclude $25,625 repayment of the Central Maine Québec Railway (“CMQR”) Credit Agreement and $150,000 repayment of the Revolving Credit Facilities, and for the nine months ended September 30, 2017 exclude $100,000 repayment of the Term Loan and $14,255 repayment of the CMQR loan, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

The following tables set forth a reconciliation of FAD to Cash from Operating Activities for the three and nine months ended September 30, 2018:

	Three Months Ended September 30, 2018
(Dollar amounts in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$71,609	$(10,005)	$(18,023)	$43,581
Less: Principal Collections on Finance Leases				(119)
Less: Proceeds from sale of assets				(3,957)
Less: Return of Capital Distributions from Unconsolidated Entities				(872)
Add: Required Payments on Debt Obligations (1)				3,107
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(14,477)
Net Cash provided by Operating Activities				$27,263
_____________________________________________________

(1)
Required payments on debt obligations for the three months ended September 30, 2018 exclude $7,875 repayment of the CMQR loan and $125,000 repayment of the Revolving Credit Facilities, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

	Nine Months Ended September 30, 2018
(Dollar amounts in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$206,853	$(33,542)	$(50,509)	$122,802
Less: Principal Collections on Finance Leases				(658)
Less: Proceeds from sale of assets				(30,487)
Less: Return of Capital Distributions from Unconsolidated Entities				(872)
Add: Required Payments on Debt Obligations (2)				6,231
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(10,601)
Net Cash provided by Operating Activities				$86,415
_____________________________________________________

(2)
Required payments on debt obligations for the nine months ended September 30, 2018 exclude $25,625 repayment of the CMQR loan and $150,000 repayment of the Revolving Credit Facilities, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.